Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated July 23, 2004, in the Registration Statement (Form S-1 No. 333-            ) of Cambridge Display Technology, Inc. dated July 30, 2004.

/s/    Ernst & Young LLP

New York, NY

July 30, 2004